Exhibit 99.1


AT ANDREA ELECTRONICS
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Corisa L. Guiffre, Chief Financial Officer

(631) 719-1800
(800) 707-5779

FOR IMMEDIATE RELEASE
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December 10, 2004


             ANDREA ELECTRONICS ANNOUNCES TWO DIRECTOR RESIGNATIONS
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MELVILLE, NEW YORK, DECEMBER 10, 2004 - Andrea Electronics Corporation (AMEX:
AND - News) announced today the resignations of two of its directors, Scott M. Koondel and John R. Croteau, effective December 10, 2004. Mr. Koondel has stated that he resigned due to increased responsibilities due to a promotion and recent relocation of his employment with Paramount Pictures. Mr. Croteau has stated that he has resigned due to his expanding responsibilities and increased time commitment at Analog Devices.

ABOUT ANDREA ELECTRONICS

ANDREA ELECTRONICS CORPORATION DESIGNS, DEVELOPS AND MANUFACTURES AUDIO TECHNOLOGIES AND EQUIPMENT FOR ENHANCING APPLICATIONS THAT REQUIRE HIGH PERFORMANCE AND HIGH QUALITY VOICE INPUT. THE COMPANY'S PATENTED DIGITAL SUPER DIRECTIONAL ARRAY (DSDA(R)), PATENT-PENDING DIRECTIONAL FINDING AND TRACKING ARRAY (DFTA(R)), PATENTED PUREAUDIO(R), AND PATENTED ECHOSTOP(TM) FAR-FIELD MICROPHONE TECHNOLOGIES ENHANCE A WIDE RANGE OF AUDIO PRODUCTS TO ELIMINATE BACKGROUND NOISE AND ENSURE THE OPTIMUM PERFORMANCE OF VOICE APPLICATIONS. VISIT ANDREA ELECTRONICS' WEBSITE AT WWW.ANDREAELECTRONICS.COM OR CALL 1-800-707-5779.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD LOOKING STATEMENTS, WHICH REFLECT MANAGEMENT'S ANALYSIS ONLY AS THE DATE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY REVISE THESE FORWARD LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT ARISE AFTER THE DATE OF SUCH STATEMENTS.